EXHIBIT 99.1

SOURCES AND USES

The table below illustrates the sources and uses for the Proposed 2006 Term Loan Facility and the planned $100 million rights offering:

SOURCES AND USES OF FUNDS: PRO FORMA AS OF September 30, 2006
(Dollars in Millions)

Sources	$	% of Total	Uses	$	% of Total
New Term Loan B	$840.0	89.4%	Term Loan Repayment	$800.0	85.1%
			Revolver Repayment	50.7	5.4
			8 5/8% Sr. Sub. Note Repayment	50.0	5.3
Rights Offering	100.0	10.6	Accrued Interest(1)	11.2	1.2
			Fees and Expenses	8.8	0.9
			Prepayment Fee	8.0	0.8
			Cash to Balance Sheet	11.3	1.2
Total Sources	$940.0	100.0%	Total Uses	$940.0	100.0%

(1)	Represents accrued interest as of September 30, 2006 on the existing Term Loan ($10.5 million) and 8 5/8% Senior Subordinated Notes repayment amount of $50 million ($0.7 million).